Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Waitr Holdings Inc. of our report dated March 16, 2020, relating to the consolidated financial statements of Waitr Holdings Inc. as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, included in the 2019 Annual Report on Form 10-K of Waitr Holdings Inc., filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Los Angeles, California

August 6, 2020